UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SILVER STAR ENERGY, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	90-0220668
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9595 Wilshire Boulevard, Suite 900, Beverly Hills, CA 90212
(Address of principal executive offices)

310-477-2211
(Issuer’s telephone number)

11400 W. Olympic Blvd., Suite 200, Los Angeles, CA, 90064
(Former name, former address and former fiscal year, if changed since last report)

Consulting Agreement with Robert McIntosh,

Consulting Agreement with David Naylor

Consulting Agreement with William Scott Marshall,

Consulting Agreement with Gordon A. Samson, and

Consulting Agreement Glen D. Harder

(Full title of the plan)

The President

Silver Star Energy, Inc.

9595 Wilshire Boulevard, Suite 900, Beverly Hills, CA, 90212

(Name and address of agent for service)

310.477.2211

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

William L. Macdonald

Clark Wilson LLP

Barristers & Solicitors

800 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1

Telephone: 604.687.5700

Facsimile: 604.687.6314

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock	10,000,000	$0.35(2)	$3,500,000	$374.50

(1)             We are registering an aggregate of up to 10,000,000 of our shares of common stock to five directors pursuant to agreements entered into between each of the directors and our company dated effective April 7, 2006. All of the 10,000,000 shares of common stock are being registered under this registration statement on Form S-8.

(2)             The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($0.335 bid; $0.359 asked) of our common stock as reported on the National Association of Securities Dealers Inc.’s OTC Bulletin Board on April 6, 2006.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of up to 10,000,000 shares of our common stock that we have agreed to issue to five of our directors upon the performance of consulting and business services pursuant to written agreements between each of the directors and our company.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act. The reoffer prospectus has been included in this registration statement on Form S-8 so that upon issuance of the securities, the five directors may resell their respective shares of common stock. Accordingly, we have included in the reoffer prospectus the names of our directors to whom we have agreed to issue shares of common stock and we have described the nature and the number of securities to be reoffered by each of them.

Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 10,000,000 shares of our common stock which we have agreed to issue to our five directors.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Pursuant to a consulting agreement amendment dated effective April 7, 2006 between our company and Robert McIntosh, we have agreed to issue 2,000,000 shares of our common stock to Mr. McIntosh. The agreement ends on December 31, 2006, subject to termination as provided in the agreement. For so long as our company is not eligible to file a registration statement on Form S-3, shares issued under the agreement and resold under this Form S-8 will be subject to the volume restrictions contained in Rule 144(e) promulgated under the Securities Act of 1933, as amended. The consulting agreement amendment was filed as an exhibit to our Current Report on Form 8-K filed on April 10, 2006.

Pursuant to a consulting agreement amendment dated effective April 7, 2006 between our company and David Naylor, we have agreed to issue 2,000,000 shares of our common stock to Mr. Naylor. The agreement ends on

December 31, 2006, subject to termination as provided in the agreement. For so long as our company is not eligible to file a registration statement on Form S-3, shares issued under the agreement and resold under this Form S-8 will be subject to the volume restrictions contained in Rule 144(e) promulgated under the Securities Act of 1933, as amended. The consulting agreement amendment was filed as an exhibit to our Current Report on Form 8-K filed on April 10, 2006.

Pursuant to a consulting agreement dated effective April 7, 2006 between our company and Scott Marshall, we have agreed to issue 3,000,000 shares of our common stock to Mr. Marshall. The agreement ends on December 31, 2006, subject to termination as provided in the agreement. For so long as our company is not eligible to file a registration statement on Form S-3, shares issued under the agreement and resold under this Form S-8 will be subject to the volume restrictions contained in Rule 144(e) promulgated under the Securities Act of 1933, as amended. The consulting agreement amendment was filed as an exhibit to our Current Report on Form 8-K filed on April 10, 2006.

Pursuant to a consulting agreement amendment dated effective April 7, 2006 between our company and Gordon A. Samson, we have agreed to issue 1,000,000 shares of our common stock to Mr. Samson. The agreement ends on December 31, 2006, subject to termination as provided in the agreement. For so long as our company is not eligible to file a registration statement on Form S-3, shares issued under the agreement and resold under this Form S-8 will be subject to the volume restrictions contained in Rule 144(e) promulgated under the Securities Act of 1933, as amended. The consulting agreement amendment was filed as an exhibit to our Current Report on Form 8-K filed on April 10, 2006.

Pursuant to a consulting agreement amendment dated effective April 7, 2006 between our company and Glen D. Harder, we have agreed to issue 2,000,000 shares of our common stock to Mr. Harder. The agreement ends on December 31, 2006, subject to termination as provided in the agreement. For so long as our company is not eligible to file a registration statement on Form S-3, shares issued under the agreement and resold under this Form S-8 will be subject to the volume restrictions contained in Rule 144(e) promulgated under the Securities Act of 1933, as amended. The consulting agreement amendment was filed as an exhibit to our Current Report on Form 8-K filed on April 10, 2006.

Item 2. Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of the Section 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus). Requests should be directed to William Scott Marshall, President, Silver Star Energy, Inc. 9595 Wilshire Boulevard, Suite 900, Beverly Hills, CA, 90212. Our telephone number is 310.477-2211.

REOFFER PROSPECTUS

The date of this reoffer prospectus is April 13, 2006

Silver Star Energy, Inc.

9595 Wilshire Boulevard Suite 900

Beverly Hills, CA 90212

10,000,000 Shares of Common Stock

This reoffer prospectus relates to a maximum of 10,000,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any proceeds from the sale of any of these 10,000,000 shares of common stock made under this reoffer prospectus. The selling security holder will bear all sales commissions and similar expenses. We will, however, pay for all of the costs associated with the filing of this registration statement.

The selling security holders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our shares of common stock are quoted on the OTC Bulletin Board under the trading symbol “SVSE”. On April 6, 2006, the last reported closing price of our common stock was $0.359 per share on the OTCBB.

Our principal executive offices are located at 9595 Wilshire Boulevard, Suite 900, Beverly Hills, CA, 90212 and our telephone number is 310.477-2211.

The shares of common stock offered pursuant to this registration statement involve a high degree of risk. For more information, please see the section of this reoffer prospectus titled “Risk Factors”, beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our shares of common stock. You should carefully read the entire reoffer prospectus, including the “Risk Factors” section, and the documents and information incorporated by reference into this reoffer prospectus.

This reoffer prospectus relates to a maximum of 10,000,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any proceeds from the sale of common stock by the selling security holders under this reoffer prospectus. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will, however, pay for all of the costs associated with the filing of this registration statement.

Our principal executive offices are located at 9595 Wilshire Boulevard, Suite 900, Beverly Hills, CA, 90212 and our telephone number is 310.477.2211.

As used in this reoffer prospectus, the terms “we”, “us”, “our”, and “Silver Star” mean Silver Star Energy, Inc., unless otherwise indicated.

OUR BUSINESS

We are an oil and gas exploration and development company. Our primary objective is to identify, acquire and develop significant working interests in underdeveloped oil and gas projects that do not meet the requirements of the larger producers and developers. Exploration and development drilling over a twelve to twenty-four month period should enable us to meet corporate goals of targeted oil and gas production of a minimum of 1,000 BOE plus per day. We project that over time, the oil and gas projects will generate sufficient cash flow to self-finance and allow necessary development costs to be borne through cash flow generation.

We seek opportunities in undervalued oil and gas projects that may potentially generate a high rate of return, include proximal access to commercial distribution, and are applicable to modern oil and gas engineering technology. We target projects that offer substantial growth with minimum risk exposure. We are focused on two particular areas offering development potential: the province of Alberta in Canada and the state of California in the United States.

We were incorporated on September 25, 2002 in the State of Nevada and commenced operations on October 3, 2002. During 2003, we changed our name from Movito Holdings Ltd. to Silver Star Energy, Inc. and began the transition to becoming an independent oil and gas exploration and production company, developing and producing crude oil and natural gas.

Our initial business was that of managing automated teller machines, or ATMs, through our wholly-owned subsidiary, 657333 B.C. Ltd., doing business as Netcash. On October 28, 2003, we sold all of the shares of common stock of Netcash, inclusive of all its tangible and intangible assets and liabilities associated with our ATM management operations, for $25,000.

During 2003, we executed agreements to acquire interests in four separate oil and gas properties, two in Alberta, Canada and two in California, U.S.A.

RISK FACTORS

Forward Looking Statements

This reoffer prospectus contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks described in this section, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Those forward-looking statements also involve certain risks and uncertainties. Factors, risks and uncertainties that could cause or contribute to such differences include those specific risks and uncertainties discussed below and those discussed in our Annual Report on Form 10-KSB, filed with the SEC on April 3, 2006. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document.

Risks Related to Our Business

We have reported losses from operations every year of our operating history.

We have never generated profits from operations. At December 31, 2005, we had an accumulated deficit of $(7,691,222). We will need to significantly increase our annual revenue to achieve profitability. We may not be able to do so. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.

As discussed in the accompanying financial statements, these factors raise substantial doubt about our ability to continue as a going concern. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

We will not be able to develop our reserves or make acquisitions if we are unable to generate sufficient cash flow or raise capital.

We will be required to make substantial capital expenditures to develop our existing reserves and to discover new oil and gas reserves. Historically, we have financed these expenditures primarily with proceeds from the sale of debt and equity securities. As of December 31, 2005, we had cash on hand in the amount of $ 1,087,163. These funds are not sufficient to meet our obligations in connection with the oil and gas exploration and development interests that we have purchased. In order to meet these obligations or acquire any additional business interest, we will have to raise additional funds. We also make offers to acquire oil and natural gas properties in the ordinary course of our business. If these offers are accepted, our capital needs may increase substantially.

We have arrangements for limited financing and we can provide no assurance that we will be able to obtain the additional required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

•	market conditions;
•	investor acceptance of potential business assets; and
•	investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to meet our present obligations in connection with the oil and gas interests that we have acquired or business interests that we may acquire, implementation of our business plan may fail or be delayed.

We have only two employees, and the loss of either would materially adversely affect our ability to operate our business and implement our business plan.

We have only two employees, Robert McIntosh, our president and chief executive officer, and David Naylor, our chief financial officer and treasurer. We primarily rely on Mr. McIntosh to supervise our oil and gas exploration, development and production operations and Mr. Naylor to oversee our financial and accounting matters and records. The loss of the services of either, or both, of these individuals could seriously impair our business operations. We do not have key man life insurance on either Mr. McIntosh or Mr. Naylor.

We do not control all of our operations.

We do not operate any of our properties and we therefore have limited influence over the testing, drilling and production operations of some of our properties. Our lack of control could result in the following:

•	the operator might initiate exploration or development on a faster or slower pace than we prefer;

•              the operator might propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, which could mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of exploration costs, and we could have our working interest ownership in the related lands and petroleum reserves reduced as a result of our failure to participate in development expenditures; and

•	if an operator refuses to initiate a project, we might be unable to pursue the project.

Any of these events could materially reduce the value of our properties.

Information in this prospectus regarding our future exploitation and development projects reflects our current intent and is subject to change.

Our current exploitation and development plans are described in this prospectus. Whether we ultimately undertake an exploitation or development project will depend on the following factors:

•	availability and cost of capital;
•	receipt of additional seismic data or the reprocessing of existing data;
•	current and projected oil or natural gas prices;

•	the costs and availability of drilling rigs and other equipment supplies and personnel necessary to conduct these operations;
•	success or failure of activities in similar areas;
•	changes in the estimates of the costs to complete the projects;

•	our ability to attract other industry partners to acquire a portion of the working interest to reduce costs and exposure to risks; and
•	decisions of our joint working interest owners and partners.

We will continue to gather data about our projects and it is possible that additional information will cause us to alter our schedule or determine that a project should not be pursued at all. You should understand that our plans regarding our projects might change.

We may not be able to finance future needs or adapt our business plan to changes because of restrictions placed on us by the instruments governing our debt.

Our agreements with the selling stockholders who purchased our senior secured convertible promissory notes contain various covenants that limit our ability to, among other things:

•	pay dividends on our common stock, redeem or repurchase our common stock or other equity security;
•	sell assets; and
•	issue any securities that rank pari passu or senior to the senior secured convertible promissory notes that we issued to the selling stockholders.

Our ability to comply with such covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Additionally, our agreements with the selling stockholders contain numerous affirmative covenants, including covenants regarding reporting requirements and compliance with applicable laws and regulations. Additional debt we incur in the future may subject us to future covenants.

Our failure to comply with these covenants could result in a default under the agreements governing the relevant debt. In addition, if any such default is not cured or waived, the default could result in an acceleration of debt under other debt instruments that contain cross acceleration or cross-default provisions, which could require us to repay or repurchase debt, together with accrued interest, prior to the date it otherwise is due and that could adversely affect our financial condition. If a default occurs under the notes, the selling stockholders could cause all of the outstanding debt obligations under the notes to become due and payable. Upon a default or cross-default, the selling stockholders could proceed against the collateral. Even if we are able to comply with all of the applicable covenants, the restrictions on our ability to manage our business in our sole discretion could adversely affect our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities that we believe would be beneficial to us.

If we are unable to access our properties or conduct our operations due to surface conditions, our business will be adversely affected.

Our exploitation and development of oil and natural gas reserves depends upon access to the areas where our operations are to be conducted. We conduct a portion of our operations in northern regions where we are only able to do so on a seasonal basis. Unless the surface is sufficiently frozen, we are unable to access our properties, drill or otherwise conduct our operations as planned. In addition, if the surface thaws earlier than expected, we must cease our operations for the season earlier than planned. Our operations are affected by road bans imposed from time to time during the break-up and thaw period in the spring. Road bans are also imposed due to snow, mud and rock slides and periods of high water, which can restrict access to our well sites and production facility sites. In recent years, winters in our northern operating areas have been warmer than normally experienced and, as a result, our operating seasons have been shorter than in the past. Our inability to access our properties or to conduct our operations as planned will result in a shutdown or slow down of our operations, which will adversely affect our business.

If we are not able to effectively manage our anticipated expansion and growth, our business and financial condition will be negatively affected.

We have recently expanded our business operations. Any future growth in our business may place significant strain on our limited managerial and operational resources. We cannot assure you that we will be able to implement adequate controls over the risks associated with our planned expansion. If we are unable to effectively manage expanded operations, our revenues may not concurrently increase with rising costs of operations and our business will be negatively affected.

Our compliance with the Sarbanes-Oxley act and SEC rules concerning internal controls may be time consuming, difficult and costly for us.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

Risks Related to Our Industry

Oil and natural gas prices are volatile and low prices will adversely affect our business.

Fluctuations in the prices of oil and natural gas will affect many aspects of our business, including:

•	revenues, cash flow and earnings;

•	ability to attract capital to finance its operations;

•	cost of capital; and

•	the value of our oil and natural gas properties.

Both oil and natural gas prices are extremely volatile. Oil prices are determined by international supply and demand. Political developments, compliance or non-compliance with self-imposed quotas, or agreements between members of the Organization of Petroleum Exporting Countries can affect world oil supply and prices. Prices obtained for our natural gas production are determined by supply and demand factors within North America.

Any material decline in prices could result in a reduction of our potential revenue and our overall value. The economics of producing from some wells could change as a result of lower prices. As a result, we could elect not to produce from certain wells.

You should not unduly rely on reserve information because reserve information represents estimates.

Estimates of oil and natural gas reserves involve a great deal of uncertainty because they depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data are used to determine the probability that a reservoir of oil and natural gas exists at a particular location, and whether oil and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data regarding, among other factors:

•	geological characteristics of the reservoir structure;

•	reservoir fluid properties;

•	the size and boundaries of the drainage area; and

•	reservoir pressure and the anticipated rate of pressure depletion.

The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties, but the probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves usually differ from estimates.

Estimates of oil and natural gas reserves also require numerous assumptions relating to operating conditions and economic factors, including, among others:

•	the price at which recovered oil and natural gas can be sold;

•	the costs associated with recovering oil and natural gas;

•	the prevailing environmental conditions associated with drilling and production sites;

•	the availability of enhanced recovery techniques;

•	the ability to transport oil and natural gas to markets; and

•	governmental and other regulatory factors, such as taxes and environmental laws.

A change in any one or more of these factors could result in known quantities of oil and natural gas previously estimated as proved reserves becoming unrecoverable. For example, a decline in the market price of oil or natural gas to an amount that is less than the cost of recovery of such oil and natural gas in a particular location could make production thereof commercially impracticable. The risk that a decline in price could have that effect is magnified in the case of reserves requiring sophisticated or expensive production enhancement technology and equipment, such as some types of heavy oil. Each of these factors, by having an impact on the cost of recovery and the rate of production, will also affect the present value of future net cash flow from estimated reserves.

In addition, estimates of reserves and future net cash flows expected from them prepared by different independent engineers or by the same engineers at different times, may vary substantially.

Drilling and other capital activities are subject to many risks and any interruption or lack of success in our drilling activities will adversely affect our business.

Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. New wells that we drill may not be productive or we may not recover all or any portion of our investment. Drilling for oil and natural gas could involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce enough net revenue to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. Our drilling, completion, well workover and pipeline and facility construction operations could be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond our control, including:

•	adverse weather conditions;
•	compliance with governmental regulations; and
•	mechanical difficulties or shortages or delays in the delivery of equipment and services.

Our operations are affected by operating hazards and uninsured risks and a shutdown or slowdown of our operations will adversely affect our business.

There are many operating hazards in drilling for and producing oil and natural gas, including:

•	encountering unexpected formations or pressures that could cause damage to equipment or personal injury;
•	blowouts, accidents, oil spills, fires or other damage to a well that could require us to redrill it or take other corrective action;
•	equipment failures that curtail or stop production;
•	bad weather that interrupts drilling operations.

Any of these events could result in damage to or destruction of oil and natural gas wells, production facilities or other property, or injury to persons. In addition, any of the above events could result in environmental damage or personal injury for which we will be liable.

We may not be able to maintain adequate insurance at rates we consider reasonable to cover our possible losses from operating hazards. The occurrence of a significant event not fully insured or indemnified against could seriously harm our financial condition and operating results. Furthermore, insurance may not be continually available or available at commercially acceptable prices for us.

Aboriginal peoples may make claims regarding the lands on which our operations are conducted.

Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. If any aboriginal peoples file a claim claiming aboriginal title or rights to the lands on which any of our properties are located, and if any such claim is successful, it could have a material adverse effect on our operations.

Our business is subject to environmental and other government laws and regulations in all jurisdictions in which we operate and our compliance with such regulations could be costly and could negatively impact our results of operations and production.

Our operations are governed by numerous U.S. and Canadian laws and regulations at the state, provincial and federal levels. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. The laws and regulations may, among other potential consequences:

•	require that we acquire permits before commencing drilling;

•	restrict the substances that can be released into the environment in connection with drilling and production activities;

•	limit or prohibit drilling activities on protected areas, such as wetlands or wilderness areas;

•	require that reclamation measures be taken to prevent pollution from former operations;

•	require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater; and

•	require remedial measures be taken with respect to property designated as a contaminated site, for which we are a responsible person.

Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We maintain limited insurance coverage for sudden and accidental environmental damages. However, we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage exists or occurs.

The costs of complying with environmental laws and regulations in the future may have that kind of effect. Furthermore, changes could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

Essential equipment might not be available.

Oil and natural gas exploitation and development activities depend upon the availability of drilling and related equipment in the particular areas where those activities will be conducted. Demand for that equipment or access restrictions may affect the availability of that equipment to us and delay our exploration and development activities.

We operate in a highly competitive industry.

The oil and natural gas industry is highly competitive. Our competitors include companies and other entities that have greater financial and personnel resources than we do. Our ability to acquire additional properties and to discover reserves in the future depends upon our ability to evaluate and select suitable properties and to complete transactions in a highly competitive environment.

Risks Related to Our Capital Structure

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders who hold 5% or more of the outstanding common stock and their affiliates beneficially owned as of April 7, 2006, in the aggregate, approximately 6.9% of our outstanding common stock. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted such an event to occur.

The market price of our common stock may be volatile.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the oil and gas industries, announcements made by our competitors or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance.

In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

Future sales of our common stock may depress our stock price.

Sales of a substantial number of shares of our common stock in the public market could cause a decrease in the market price of our common stock. At April 7, 2006, we had 85,021,035 shares of common stock outstanding. Substantially all of our outstanding shares either are eligible for resale to the public without restriction pursuant to Rule 144(k) or are eligible for resale to the public pursuant to Rule 144. At April 7, 2006, warrants or other rights to purchase 42,127,606 shares of our common stock were outstanding and convertible notes to purchase 10,888,834 shares of our common stock were outstanding. We may also issue additional shares of stock and securities convertible into or exercisable for stock in connection with our business. If a significant portion of these shares were sold in the public market, the market value of our common stock could be adversely affected.

INFORMATION ABOUT THE OFFERING

This reoffer prospectus relates to a maximum of 10,000,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any proceeds from the sale of common stock by the selling security holders under this reoffer prospectus. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will, however, pay for all of the costs associated with the filing of this registration statement.

USE OF PROCEEDS

The 10,000,000 shares of our common stock being registered by this reoffer prospectus will be issued to five directors and are being registered for the account of the selling security holders named in this reoffer prospectus. As a result, all proceeds from the sales of the shares of common stock will go to the selling security holders and we will not receive any proceeds from the resale of the shares of common stock by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the shares of common stock from time to time on the OTC Bulletin Board, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

DILUTION

Because the selling security holders who offer and sell shares of common stock covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

SELLING SECURITY HOLDERS

The following table identifies the selling security holders and indicates (i) the nature of any material relationship that such selling security holders have had with us for the past three years, (ii) the number of shares held by the selling security holders, (iii) the amount to be offered for the selling security holders’ accounts, and (iv) the number of shares and percentage of outstanding shares of the common stock in our capital to be owned by the selling security holders after the sale of the shares offered by them pursuant to this offering. The selling security holders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares that they receive. SEC rules require that we assume that the selling security holders sell all of the shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our shares of common stock during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Securities

Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling security holders.

Selling Security Holder and Relationship to Company	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options(2)	Shares Being Registered	Percentage of Shares Beneficially Owned(3)
				Before Offering	After Offering
Robert McIntosh President, CFO & Director	5,900,000	Nil	2,000,000	6.9%	6.9%
David Naylor CFO & Director	300,000	Nil	2,000,000	>1.0%	>1.0%
William Scott Marshall Director	Nil	Nil	3,000,000	Nil	Nil
Gordon A. Samson Director	Nil	Nil	1,000,000	Nil	Nil
Glen D. Harder Director	Nil	Nil	2,000,000	Nil	Nil

(1)           This figure includes shares underlying the options held by the selling security holder that may be exercisable as of, or within 60 days after the date of, this reoffer prospectus, but does not include any shares underlying those options that cannot be exercised within that period.

(2)           Includes shares of our common stock underlying options whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3)	Based on 85,021,035 shares outstanding as of April 7, 2006.

The information provided in the table above with respect to the selling security holders has been obtained from each of the selling security holders. Because the selling security holders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling security holders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by them after this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of their shares of our common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered by this reoffer prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

(c)	an exchange distribution in accordance with the rules of the applicable exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions;
(f)	market sales (both long and short to the extent permitted under the federal securities laws);
(g)	at the market to or through market makers or into an existing market for the shares;

(h)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(i)	a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreement with their broker. Upon a default by a selling security holder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commission paid or discounts or concessions allowed to such broker-dealers, where applicable.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holder, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

EXPERTS

Our financial statements as at December 31, 2005 and December 31, 2004 incorporated by reference from our Form 10-KSB filed with the SEC on April 3¸2006 have been audited by Robison, Hill & Co., independent accountants, as set forth in their report accompanying the financial statements and are included herein in reliance upon the report.

MATERIAL CHANGES

There have been no material changes to the affairs of our Company since December 31, 2005 which have not previously been described in a report on Quarterly Report on Form 10-QSB or Current Report on Form 8-K.

INCORPORATION OF DOCUMENTS BY REFERENCE

See Part II, Item 3 on page 14 herein for a list of documents filed by our company with the SEC which are incorporated herein by reference.

AVAILABLE INFORMATION

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The shares of common stock are not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

We file current reports on Form 8-K and other information with the SEC as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-551-3395 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http:\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled “Indemnification of Directors and Officers” (see below), we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the SEC are incorporated herein by reference:

1.             The description of our shares of common stock contained in our registration statement on Form SB-2 filed with the SEC on February 3, 2003 (SEC file number 333-1029390), including all amendments and reports for the purpose of updating such description;

2.             Our Annual Report on Form 10-KSB filed with the SEC on April 3, 2006. Our financial statements as at December 31, 2005 and December 31, 2004 incorporated by reference from our Form 10-KSB filed with the SEC on April 3¸ 2006 have been audited by Robison, Hill & Co., Certified Public Accountants, as set forth in their report accompanying the financial statements and are included herein in reliance upon the report; and

3.	Our Current Report on Form 8-K filed with the SEC on April 10, 2006.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide, without charge, to each person to whom a copy the Section 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus). Requests should be directed to the President, Silver Star Energy, Inc., 9595 Wilshire Boulevard, Suite 900, Beverly Hills, CA, 90212. Our telephone number is 310.477-2211.

You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-551-3395 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http:\\www.sec.gov.

Item 4. Description of Securities.

We are registering an aggregate of up to 10,000,000 of our shares of common stock to five directors pursuant to agreements entered into between each of the directors and our company dated effective April 7, 2006. All of the 10,000,000 shares of common stock are being registered under this registration statement on Form S-8.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of Nevada Revised Statutes provides as follows with respect to indemnification of directors and officers:

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

When indemnification is discretionary, Section 78.751 of Nevada Revised Statutes provides as follows with respect to the authorization required to carry out the indemnification:

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article VII of our Bylaws provide that we must indemnify any director, officer, employee or agent of our company who becomes a party to an action against expenses including attorney fees, judgments, fines and amounts paid in settlement if that person acted in good faith and reasoned his conduct or action to be in the best interest of our company.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

5.1	Opinion of Clark Wilson LLP.
10.1	Consulting Agreement Amendment with Robert McIntosh dated April 7, 2006 (incorporated by reference from our Current Report on Form 8-K filed on April 10, 2006).
10.2	Consulting Agreement Amendment with David Naylor dated April 7, 2006 (incorporated by reference from our Current Report on Form 8-K filed on April 10, 2006).
10.3	Consulting Agreement with William Scott Marshall dated April 7, 2006 (incorporated by reference from our Current Report on Form 8-K filed on April 10, 2006).
10.4	Consulting Agreement Amendment with Gordon A. Samson dated April 7, 2006 (incorporated by reference from our Current Report on Form 8-K filed on April 10, 2006).
10.5	Consulting Agreement Amendment with Glen D. Harder dated April 7, 2006 (incorporated by reference from our Current Report on Form 8-K filed on April 10, 2006).

23.1	Consent of Clark Wilson LLP (included in Exhibit 5).
23.2	Consent of Robison, Hill & Co., Certified Public Accountants.

Item 9. Undertakings.

(a)	We hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

w(iii)       to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, this 13th day of April, 2006.

SILVER STAR ENERGY, INC.

By: /s/ Robert McIntosh

Robert McIntosh

President and Director

(Principal Executive Officer)

By: /s/ David Naylor

David Naylor

Chief Financial Officer and Director

(Principal Financial Officer and Principal Accounting Officer)